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                                                              EXHIBIT (b)3

                            PRINCIPAL UNDERWRITER AGREEMENT

     THIS AGREEMENT, dated as of the 1st day of April, 1988, made by and between HARTFORD LIFE INSURANCE COMPANY ("the Hartford"), a corporation organized and existing under the laws of the State of Connecticut, and HARTFORD EQUITY SALES COMPANY, INC. ("HESCO"), a corporation organized and existing under the laws of the State of Connecticut,

                                      WITNESSETH:

     WHEREAS, the Board of Directors of the Hartford has made provision for the establishment of separate accounts within the Hartford in accordance with the laws of the State of Connecticut, which separate accounts were organized and are established and registered as unit investment trust investment companies with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and which are designated Hartford Life Insurance Company DC Variable Account-I, Hartford Life Insurance Company Separate Account Two (DC Variable Account-II), Hartford Life Insurance company Separate Account Two (Variable Account A), Hartford Life Insurance Company Separate Account Two (QP Variable Account) and Hartford Life Insurance Company Separate Account Two (NQ Variable Account), (referred to collectively as the "Separate Accounts"); and

     WHEREAS, HESCO offers to the public certain Individual and Group Annuity Contracts (the "Contracts") issued by the Hartford with respect to the Separate Accounts and which are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Contracts authorize the Contract Owners of such Contracts to direct that part or all of the net purchase payments to their Contract shall be invested in shares of one or more of the underlying mutual funds which are sponsored by the Hartford ("the Fund or Funds"). The Funds are registered as open-end, diversified, management investment companies under the Investment Company Act of 1940, as amended; and

     WHEREAS, HESCO has previously agreed to act as distributor in connection with offers and sales of the Contracts under the terms and conditions set forth in this Distribution Agreement.

     NOW THEREFORE, in consideration of the mutual agreements made herein, the Hartford and HESCO agree as follows:

                                       I.

                                   HESCO'S DUTIES

     1. HESCO, as principal underwriter for the Contracts, will use its best efforts to effect offers and sales of the Contracts through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of the Hartford. HESCO is responsible for compliance with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as


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amended, and the rules and regulations thereunder, and all other applicable laws, rules and regulations thereunder, and all other applicable laws, rules and regulations relating to the sales and distribution of the Contracts, the need for which arises out of its duties as principal underwriter of said Contracts and relating to the creation of the Separate Accounts.

     2. HESCO agrees that it will not use any prospectus, sale literature, or any other printed matter or material or offer for sale or sell any Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of the Hartford as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

     3. HESCO agrees that it will utilize the then currently effective prospectuses relating to the Separate Accounts' variable annuity contracts in connection with its selling efforts.

     As to the other types of sales materials, HESCO agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations which have been filed, where necessary, with the appropriate regulatory authorities.

     4. HESCO agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by the Separate Accounts and held by, every holder of any security issued pursuant to this Agreement, as required by Section 26(a)(4) of the Investment Company Act of 1940, as amended.

     5. HESCO's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

     6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HESCO, HESCO shall not be subject to liability to the Separate Accounts or to any Contract Owner or party in interest under a Contract for any act or omission in the course, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

                                      II.

     1. The Separate Accounts reserve the right at any time to suspend or limit the public offering of variable annuity contracts upon thirty days' written notice to HESCO, except where the notice period may be shortened because of legal action taken by any regulatory agency.

     2.  The Separate Accounts agree to advise HESCO immediately:

          (a) Of any request by the Securities and Exchange Commission for amendment of its Securities Act registration statements or for additional information;


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          (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Securities Act registration statement relating to the Separate Accounts or of the initiation of any proceedings for that purpose;

          (c) Of the happening of any material event, if known, which makes untrue any statement in said Securities Act registration statements or which requires change therein in order to make any statement therein not misleading.

     The Separate Accounts will furnish to HESCO such information with respect to the Separate Accounts and the variable annuity contracts in such form and signed by such of its officers and directors of the Separate Accounts as HESCO may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. The Separate Accounts will also furnish, from time to time, such additional information regarding the Separate Accounts' financial condition as HESCO may reasonably request.

                                     III.

                                  COMPENSATION

     For providing the principal underwriting functions on behalf of the Separate Accounts, HESCO shall be entitled to receive compensation as agreed upon from time to time by the Hartford and HESCO.

                                       IV.

                            RESIGNATION AND REMOVAL OF
                              PRINCIPAL UNDERWRITER

     HESCO may resign as Principal Underwriter hereunder, upon 120 days' prior written notice to the Hartford. However, such resignation shall not become effective until either the Separate Accounts have been completely liquidated and the proceeds of the liquidation distributed through the Separate Accounts to the Contract Owners or a successor Principal Underwriter has been designated and has accepted its duties.

                                        V.

                                  MISCELLANEOUS

     1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

     2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage pre-paid, addressed as follows:

          (a) If to the Hartford - Hartford Life Insurance Company, P.O. Box 2999, Hartford, Connecticut 06104-2999

          (b) If to HESCO - Hartford Equity Sales Company, Inc., Hartford, Connecticut 06104-2999

or to such other address as HESCO, or the Hartford shall designate by written notice to the other.


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     3.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by the Hartford and shall be open to inspection at any time during the business hours of the Hartford.

     4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

     5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.

     6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

     7. This Amended and Restated Agreement shall supersede all prior agreements among the parties hereto relating to the same subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


(SEAL)                                      HARTFORD LIFE INSURANCE COMPANY

Attest:

   /s/  JOHN P. GIANNETTI                  By:       /s/
--------------------------------                -----------------------------
                                                       Vice President

                                            HARTFORD EQUITY SALES COMPANY, INC.

(SEAL)

Attest:

   /s/  JOHN P. GIANNETTI                    By:   /s/
                                                 ------------------------------
                                                         Vice President

2538s